IRREVOCABLE INSTRUCTIONS TO COMPANY AS TRANSFER AGENT

     These irrevocable instructions ("Irrevocable Instructions"), dated as of July 16, 1996, are given to Spintek Gaming Technologies, Inc., a California corporation (the "Company") by the undersigned Purchasers (the "Purchasers") of the Company's 4% Convertible Debentures and are accepted by the Company, with respect to the following:

                         Recitals

     WHEREAS, the Company has sold $7,143,000 (U.S.) in aggregate principal amount of its 4% Convertible Debentures for an aggregate purchase price of $5,000,000 (U.S.) under the terms set forth in the Debentures, copies of each of which are annexed hereto, and the Regulation S Subscription Agreements ("Subscription Agreements") executed by the Company and the Purchasers, copies of each of which are annexed hereto; and

     WHEREAS, the Company has the option to exchange the 4% Convertible Debentures into shares of Preferred Stock with comparable features upon approval by the Company's Common Stockholders (the "Exchange Preferred Stock") (the "Exchange Preferred Stock and the 4% Convertible Debentures are hereinafter collectively referred to as the "Debentures"); and

     WHEREAS, in addition to such other conversion rights which the Purchasers might have pursuant to the Subscription Agreements and the Debentures, each of the Purchasers that is issued Debentures pursuant to a Subscription Agreement is entitled to convert its Shares into unrestricted shares of Common Stock of the Company, $.002 per share (the "Converted Stock") at any time on or after the 45th day after the date of the last closing of the sale of the Debentures, (the date that each of the Debentures is convertible into Converted Stock is referred to herein as the "Unrestricted Conversion Dates" as to such Debentures), the certificates for which shall bear no restrictive legend, assuming the truth and correctness of the representations and warranties made by the Purchasers upon presentation of the Debentures for transfer pursuant to the legend set forth on the Debentures at the conversion prices specified in the Debentures, by delivering the Debentures to be converted along with the notice required by the Subscription Agreements ("Notice of Conversion") to the Company; and

     WHEREAS, Company and Purchasers have agreed that the Purchasers will provide the Company with irrevocable instructions to convert one or more of any Purchaser's Debentures into shares of Converted Stock upon receipt, within the Unrestricted Conversion Dates, of the Debentures to be converted along with a valid Notice of Conversion, as defined herein, from a Purchaser and shall direct its (the Company's) counsel to issue an opinion letter; and

     WHEREAS, the Company has agreed to act as conversion transfer agent on behalf of the Company and the Purchasers on the terms and conditions set forth in these Irrevocable Instructions;

     NOW, THEREFORE, in consideration of the premises, the Company and the Purchasers agree and the Purchasers irrevocably instruct the Company as follows:

1. ISSUANCE OF CONVERTED SHARES. Unless the Debentures have been redeemed, upon receipt, within the Unrestricted Conversion Dates of a Notice of Conversion and one or more Shares to be converted from a Purchaser, the Purchasers hereby irrevocably direct the Company, and the Company hereby agrees to a) calculate the number of shares of Converted Stock to which that Subscriber is entitled (which number is determined by the formula in the Debentures; b) notify the Purchasers in writing, by facsimile, within two business days after receipt of a facsimile of the Notice of Conversion, of the number of shares of Converted Stock to be issued; and c) subject to the terms of the Subscription Agreement, use its reasonable efforts to cause the transfer agent for the Company's common stock (the "Transfer Agent") to issue the appropriate number of shares of Converted Stock directly to the Purchaser within three business days of the date of receipt by the Company of the Notice of Conversion and the original Debentures to be converted in accordance with the terms of the Debentures. The certificates representing the Converted Stock issued in the name of Purchaser shall bear no restrictive legend.

2. DISPUTE AS TO NUMBER OF CONVERTED SHARES TO BE ISSUED. In the event that the number of shares that the Company reasonably calculates to be due a particular Purchaser upon conversion is different from the number of shares claimed by the Purchaser, by virtue of the conversion price or other information set forth in its Notice of Conversion, the Company shall nevertheless use its reasonable efforts to issue to the Purchaser a number of shares equal to the lesser of the two numbers within three business days, and, as to the issuability of the remaining disputed number of shares, shall submit the dispute within two business days to the Company's usual legal counsel and usual legal counsel for J.P. Carey Enterprises, Inc., a Georgia corporation ("Carey") (collectively, "Counsel") for determination. In the event of such a dispute, the Company and Carey agree to instruct Counsel to resolve any such dispute and notify the parties of the result within three business days after receipt of notice of such dispute. Within two business days of its receipt of the Counsel's results, the Company shall cause the Transfer Agent to issue to the Purchaser any additional shares to which the Purchaser is entitled, based upon the Counsel's determination. The Company's Transfer Agent is authorized and is hereby directed to rely upon Counsel's determination.

3. REQUIRED CONVERSION. On December 31, 1997, all Debentures convert into shares of common stock of the Company at the conversion prices described in Section 4 of the Debentures. At such time, Transfer Agent shall issue a certificate or certificates for the shares of Converted Stock, in accordance with Sections 1 and 2 above, registered in the name of the person in whose name the Debentures are registered on the records of the Company regarding registration and transfers of the Debentures or otherwise as Transfer Agent may be notified by Counsel on the third business day following said date, and shall deliver the shares of Converted Stock to the Subscriber upon receipt of the surrendered Debentures from the Subscriber.

4. FEES. The Company hereby agrees to pay the Transfer Agent for all services rendered hereunder.

5. NOTICES. Any notice or demand to be given or that may be given under this Agreement shall be in writing and shall be (a) delivered by hand, or (b) delivered through or by expedited mail or package service, or (c) transmitted by telecopy, in each case with personal delivery acknowledged, addressed to the parties as follows:

     As to the Company:

                              Spintek Gaming Technologies, Inc.
                              901 Grier Drive, Suite B
                              Las Vegas, Nevada  89129
                              Telephone: (702) 263-3660
                              Facsimile: (702) 263-3680


     As to the Transfer Agent:

                              American Securities & Transfer, Inc.
                              938 Quail Street
                              Suite 101
                              Lakewood, Colorado  80215
                              Telephone: (303) 234-5300
                              Facsimile: (303) 234-5340

6.   CANCELLATION OF STOCK CERTIFICATES.  Upon issuance of any
Converted Stock or redemption by the Company of Shares pursuant to the Certificate of Designation, the Company shall mark on the face of the Stock Certificates so converted or redeemed the word "cancelled".

7. NONCONTRAVENTION. The Company undertakes that it will not at any time take any action or undertake any activity that would in any way impede, restrict or limit the right and ability of any holder of Debentures to convert its/his/her Debenture into shares of Converted Stock pursuant to the terms and provisions of this Agreement.

     Accordingly, the Company agrees that (i) the instructions and procedures set forth above in this Agreement constitute irrevocable instructions, directions and authorizations to the Transfer Agent that shall be faithfully complied with by the Transfer Agent, and (ii) should the Transfer Agent at any time receive or have received any written or oral communication from the Company or otherwise that could in any way be construed to constitute an authorization or direction for the Transfer Agent to act contrary to, or to not faithfully comply with, the irrevocable instruction, direction and authorization set forth in this
Section 7, the Transfer Agent shall totally disregard such communication and instead unqualifyingly and promptly comply with the terms hereof.

     The Transfer Agent's execution of this Agreement shall constitute the Transfer Agent's acknowledgement and agreement of its obligation to unqualifyingly and promptly comply with the foregoing. Each of the Subscribers is an intended third party beneficiary of these Irrevocable Instructions.

8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to conflicts of law provisions.

9. ENTIRE AGREEMENT; AMENDMENTS. This Agreement, together with the Exhibits hereto, constitute the full and entire understanding of the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of July 16, 1996.
                                   COMPANY:
                                   Spintek Gaming Technologies,Inc.

                                   By:/s/Gary L. Coulter
                                       Name (Print):Gary L.Coulter
                                   Title: Vice Chairman

                                   PURCHASER:
                                   By:/s/Herbert Strauss
                                       Name (Print):Herbrt strauss

                                   Title: Headtrader